EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 (Amendment #2) of our report dated February 14, 2013 with respect to the audited financial statements of Berkshire Homes, Inc. for the year ended November 30, 2012.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

February 27, 2013